UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) March 12, 2010


                      Winchester International Resorts Inc.
             (Exact name of registrant as specified in its charter)

          Nevada                     000-144493                      N/A
(State or other jurisdiction        (Commission                (IRS Employer
     of incorporation)              File Number)             Identification No.)

61 Cimarron Meadows Cres. Okotoks, Alberta Canada                  T1S 1T1
   (Address of principal executive offices)                      (Zip Code)

                                  403.995.4426
              (Registrant's telephone number, including area code)


         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Effective March 12, 2010, we entered into an agreement with Auctus Private Equity Fund, LLC to raise up to ten million ($10,000,000) through a drawdown equity financing facility agreement. Under the terms of the agreement Actus has agreed to purchase from our company, up to ten million dollars of our common stock. The agreement expires 24 months after the effective date of the agreement.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

Effective March 12, 2010, we issued an aggregate of 466,000 units at a price of $1.00 per unit. Each unit consists of one share of common stock and two warrants. One warrant is exercisable at $2.50 and the second warrant is exercisable at $3.00. All of the warrants expire on December 31, 2011. Of the 466,000 units issued, 5,000 units were issued to our chief financial officer for officer and director services and 15,000 units were issued to our president for officer and director services.

Effective March 12, 2010, we issued 500,000 shares at a price of $0.50 per share. The shares were issued to our former president for operating expenses.

We issued the securities to non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

10.1   Drawdown equity financing agreement

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WINCHESTER INTERNATIONAL RESORTS INC.


/s/ Ronald L. Marquardt
-------------------------------------
Ronald L. Marquardt
President

Date: March 16, 2010

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